UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 11, 2017
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MOHAWK INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or other Jurisdiction of Incorporation or Organization)	01-13697 (Commission File Number)	52-1604305 (I.R.S. Employer Identification No.)

160 South Industrial Blvd.
Calhoun, Georgia 30701
(Address of principal executive offices) (Zip Code)

(706) 629-7721
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 11, 2017, Mohawk Capital Finance S.A. (“Mohawk Finance”), an indirect wholly-owned subsidiary of Mohawk Industries, Inc. (the “Company”), that provides financing for the Company through the issuance of debt securities, completed the issuance and sale of €300,000,000 aggregate principal amount of its Floating Rate Notes due 2019 (the “Notes”) in a previously announced registered public offering. The offering of the Notes was made pursuant to the Company’s and Mohawk Finance's shelf registration statement on Form S-3, as amended by Post-Effective Amendment No. 1 thereto (File Nos. 333-219716 and 333-219716-2) filed with the Securities and Exchange Commission on September 1, 2017, and a preliminary prospectus supplement, dated September 4, 2017, and a prospectus supplement, dated September 5, 2017, related to the offering of the Notes, each as filed with the Securities and Exchange Commission.
The Notes are senior unsecured obligations of Mohawk Finance and will rank equally in right of payment with all of Mohawk Finance’s other existing and future senior unsecured indebtedness. The Notes are fully, unconditionally and irrevocably guaranteed by the Company on a senior unsecured basis (the “Guarantee” and, together with the Notes, the “Securities”).
The Securities were issued pursuant to an Indenture dated as of September 11, 2017 between Mohawk Finance, as issuer, the Company, as parent guarantor, and U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”) and a First Supplemental Indenture dated as of September 11, 2017 among Mohawk Finance, as issuer, the Company, as the parent guarantor, the Trustee, as trustee, initial registrar and transfer agent, and Elavon Financial Services DAC, UK Branch, as initial paying agent and calculation agent (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
The Notes will bear interest at a rate per annum, reset quarterly, equal to three-month EURIBOR plus 0.30% (but in no event shall the interest rate be less than zero). Interest on the Notes is payable quarterly on September 11, December 11, March 11 and June 11 of each year, commencing on December 11, 2017, and the Notes mature on September 11, 2019.
The Notes are not redeemable prior to maturity, except that Mohawk Finance may redeem the Notes in whole, but not in part, at its option, in the event of certain developments affecting the United States, Luxembourg or other applicable taxing jurisdiction on the terms set forth in the Indenture. Additionally, the holders of the Notes have the right to require Mohawk Finance to purchase all or a portion of their Notes upon certain changes in control of the Company or Mohawk Finance, as defined in the Indenture.
The Indenture contains certain covenants that, among other things and subject to a number of exceptions and qualifications, limit the Company’s ability and the ability of its subsidiaries, including Mohawk Finance, to create liens and to enter into sale and leaseback transactions and limit the Company’s ability to consolidate, merge or transfer all or substantially all of its assets. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.
The foregoing summary is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture and the form of global note which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

The documents included as exhibits to this report are filed solely to provide information about their terms, are not intended to provide any factual or other information about the Company or the other parties to the agreements, and should not be relied upon by investors for any other purpose.

(d)    Exhibits.

4.1	Indenture, dated as of September 11, 2017, by and among Mohawk Capital Finance S.A., as issuer, Mohawk Industries, Inc., as parent guarantor and U.S. Bank National Association, as trustee.

4.2
First Supplemental Indenture, dated as September 11, 2017, by and among Mohawk Capital Finance S.A., as issuer, Mohawk Industries, Inc., as parent guarantor, U.S. Bank National Association, as trustee, initial registrar and transfer agent and Elavon Financial Services DAC, UK Branch, as initial paying agent and calculation agent.

4.3	Note for Floating Rate Notes due 2019

5.1	Opinion of Alston & Bird LLP

5.2	Opinion of Arendt & Medernach SA

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2	Consent of Arendt & Medernach SA (included in Exhibit 5.2)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ R. David Patton
R. David Patton
Date: September 11, 2017		Vice President Business Strategy, General Counsel and Secretary

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